                                    EXHIBIT 7

Legal Title of Bank:     Bank One Trust Company, N.A.     Call Date: 12/31/01     State #: 391581     FFIEC 041
Address:                 100 Broad Street                 Vendor ID: D            Cert #:  21377      Page RC-1
City, State  Zip:        Columbus, OH 43271               Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                     Dollar Amounts in thousands    C300
                                                                                                                ------------
                                                                                     RCON       BIL MIL THOU
                                                                                     ----       ------------

ASSETS

1.   Cash and balances due from depository institutions (from Schedule               RCON
     RC-A):                                                                          ----
     a.   Noninterest-bearing balances and currency and coin(1)...............       0081            285,199         1.a
     b.   Interest-bearing balances(2)........................................       0071                  0         1.b
2.   Securities
     a.   Held-to-maturity securities(from Schedule RC-B, column A)...........       1754                  0         2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)........       1773                336         2.b
3.   Federal funds sold and securities purchased under agreements to resell...       1350          1,466,628         3.
                                                                                     RCON
4.   Loans and lease financing receivables: (from Schedule RC-C):                    ----
     a.   Loans and leases held for sale......................................       5369                  0         4.a
     b.   Loans and leases, net of unearned income............................       B528            195,551         4.b
     c.   LESS: Allowance for loan and lease losses...........................       3123                292         4.c
     d.   Loans and leases, net of unearned income and allowance
          (item 4.b minus 4.c)................................................       B529            195,259         4.d
5.   Trading assets (from Schedule RC-D)......................................       3545                  0         5.
6.   Premises and fixed assets (including capitalized leases).................       2145             13,065         6.
7.   Other real estate owned (from Schedule RC-M).............................       2150                  0         7.
8.   Investments in unconsolidated subsidiaries and associated companies
     (from Schedule RC-M).....................................................       2130                  0         8.
9.   Customers' liability to this bank on acceptances outstanding.............       2155                  0         9.
10.  Intangible assets.......................................................
     a.   Goodwill............................................................       3163                  0         10.a
     b.   Other intangible assets (from Schedule RC-M)........................       0426              9,224         10.b
11.  Other assets (from Schedule RC-F)........................................       2160            250,027         11.
12.  Total assets (sum of items 1 through 11).................................       2170          2,219,738         12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     Bank One Trust Company, N.A.     Call Date: 12/31/01     State #: 391581     FFIEC 041
Address:                 100 East Broad Street            Vendor ID: D            Cert #" 21377       Page RC-2
City, State Zip:         Columbus, OH 43271               Transit #: 04400003

Schedule RC-Continued
                                                                                               Dollar Amounts in
                                                                                                   Thousands
                                                                                                   ---------
LIABILITIES
13.  Deposits:                                                                       RCON
     a.   In domestic offices (sum of totals of columns A and C                      ----
          from Schedule RC-E) ..............................................         2200              1,957,028           13.a
          (1)  Noninterest-bearing(1).......................................         6631              1,378,041           13.a1
          (2)  Interest-bearing.............................................         6636                587,987           13.a2
     b.   Not applicable
14.  Federal funds purchased and securities sold under agreements to
     repurchase.............................................................       RCFD 2800                   0           14.
15.  Trading Liabilities(from Schedule RC-D)................................       RCFD 3548                   0           15.
16.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases) (from Schedule RC-M).........................         3190                      0           16.
17.  Not applicable.........................................................
18.  Bank's liability on acceptances executed and outstanding...............         2920                      0           18.
19.  Subordinated notes and debentures (2)..................................         3200                      0           19.
20.  Other liabilities (from Schedule RC-G).................................         2930                 72,264           20.
21.  Total liabilities (sum of items 13 through 20).........................         2948              2,029,292           21.
22.  Minority interest in consolidated subsidiaries.........................         3000                      0           22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..........................         3838                      0           23.
24.  Common stock...........................................................         3230                    800           24.
25.  Surplus (exclude all surplus related to preferred stock)...............         3839                 45,157           25.
26.  a.   Retained earnings.................................................         3632                144,485           26.a
     b.   Accumulated other comprehensive income (3)........................         B530                      4           26.b
27.  Other equity capital components (4)....................................         A130                      0           27.
28.  Total equity capital (sum of items 23 through 27)......................         3210                190,446           28.
29.  Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)..........................................         3300              2,219,738           29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below            -------------------------------------------
     that best describes the most comprehensive level of auditing work               N/A                        Number
     performed for the bank by independent external Number auditors as of            RCFD 6724                  M.1.
     any date during 2000                                                          -------------------------------------------
1 =  Independent audit of the bank conducted in accordance                  4. =  Directors' examination of the bank external
     performed by other with generally accepted auditing                           auditors (may be authority)
     standards by a certified required by state chartering public           5  =  Review of the bank's financial auditors
     accounting firm which submits a report on the bank                     6  =  Compilation of the bank's auditors
2 =  Independent audit of the bank's parent holding company                 7  =  Other audit procedures (excluding
     statements by external conducted in accordance with                    8  =  No external audit work
     generally accepted auditing standards by a certified public accounting firm which financial statements by external
     submits a report on the consolidated holding company (but
     not on the bank separately) tax preparation work)
3 =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
     public accounting firm (may be required by state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.
